SPECIAL MEETING OF STOCKHOLDERS OF

DOCUMENT SECURITY SYSTEMS, INC.

To Be Held On:

____, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report

are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=11989

Please sign, date and mail
your proxy card in the

envelope provided as soon
as possible.

Ü Please detach along perforated line and mail in the envelope provided.Ü

■       00030003033003030000 7

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
		1.	To approve a merger, including, but not limited to, the issuance of shares of DSS common stock and preferred stock (or, if Proposal 2 below is not approved by the DSS stockholders, $.02 warrants) and warrants (and the shares of common stock issuable upon conversion of the preferred stock or exercise of the $.02 warrants, as applicable, and exercise of the warrants) to the Lexington stockholders in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 1, 2012, by and among DSS, Lexington and DSSIP, Inc., a wholly-owned subsidiary of DSS;	☐	☐	☐

		2.	To amend DSS's amended and restated certificate of incorporation to authorize a class of preferred stock and establish the associated rights and preferences thereof;	☐	☐	☐

		3.	To amend DSS's amended and restated certificate of incorporation to implement a staggered board of directors;	☐	☐	☐

		4.	To amend DSS's amended and restated certificate of incorporation to effect a reverse stock split of DSS's issued and outstanding common stock within the range of one-for-two to one-for-four (with the exact amount, if any, to be determined prior to the completion of the merger based on the requirement of the NYSE MKT):	☐	☐	☐

		5.	To approve the Document Security Systems, Inc. 2013 Employee, Director and Consultant Equity Incentive Plan, as approved by the DSS board of directors on November 20, 2012;	☐	☐	☐

		6.	To approve the adjournment of the DSS special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the proposals referred to in (1) through (5) above; and	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐		To vote upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

0                                       ■

DOCUMENT SECURITY SYSTEMS, INC.

SPECIAL MEETING OF STOCKHOLDERS

______, 2013

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert Bzdick and David Wicker and each of them, proxies, with full powers of substitution to each vote all shares of Common Stock of DOCUMENT SECURITY SYSTEMS, INC. owned by the undersigned at the Special Meeting of Stockholders to be held on _____, 2013 and at any adjournments or postponements thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote as follows:

(Continued and to be signed on the reverse side)

■	14475	■

SPECIAL MEETING OF STOCKHOLDERS OF

DOCUMENT SECURITY SYSTEMS, INC.

To Be Held On:

        , 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=11989

Ü Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.Ü

■   00030003033003030000 7

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		1.	To approve a merger, including, but not limited to, the issuance of shares of DSS common stock and preferred stock (or, if Proposal 2 below is not approved by the DSS stockholders, $.02 warrants) and warrants (and the shares of common stock issuable upon conversion of the preferred stock or exercise of the $.02 warrants, as applicable, and exercise of the warrants) to the Lexington stockholders in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 1, 2012, by and among DSS, Lexington and DSSIP, Inc., a wholly-owned subsidiary of DSS;	FOR ☐	AGAINST ☐	ABSTAIN ☐

		2.	To amend DSS's amended and restated certificate of incorporation to authorize a class of preferred stock and establish the associated rights and preferences thereof;	☐	☐	☐

		3.	To amend DSS's amended and restated certificate of incorporation to implement a staggered board of directors;	☐	☐	☐

		4.	To amend DSS's amended and restated certificate of incorporation to effect a reverse stock split of DSS's issued and outstanding common stock within the range of one-for-two to one-for-four (with the exact amount, if any, to be determined prior to the completion of the merger based on the requirement of the NYSE MKT):	☐	☐	☐

		5.	To approve the Document Security Systems, Inc. 2013 Employee, Director and Consultant Equity Incentive Plan, as approved by the DSS board of directors on November 20, 2012;	☐	☐	☐

		6.	To approve the adjournment of the DSS special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the proposals referred to in (1) through (5) above; and	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐		To vote upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■